STATE of DELAWARE
                          CERTIFICATE of INCORPORATION
                               A STOCK CORPORATION


o   First: The name of this corporation is Future Romance.com, Inc.

o Second: Its registered office in the State of Delaware is to be located at 25 Greystone Manor Street, in the City of Lewes County of Sussex Zip Code 19958. The registered agent in Charge thereof is AAA-Self Filer's Incorporation Services, Corp.

o Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

o Fourth: The amount of the total authorized capital stock of this corporation is

      20,000,000 common shares at .0001 par value


o  Fifth: The name and mailing address of the incorporator are as follows:

     Name Kerry Walsh
     Mailing Address PO Box 309
                      Sayville    NY      Zip Code 11782

o I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of February A.D. 2000.

By  /s/ Kerry Walsh
    ----------------
   (Incorporator)
NAME: Kerry Walsh
    ---------------
   (Type or Print)





STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 0211412000
001079998 - 3178239

                                                                          PAGE I

                                State of Delaware
                        Office of the Secretary of State



         I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "FUTUREROMANCE.COM, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FOURTH DAY OF APRIL, A.D. 2000.


         AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "FUTUREROMANCE.COM, INC." WAS INCORPORATED ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2000.


         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT SEEN ASSESSED TO DATE







/s/Edward J. Freel
------------------
Edward J.Freel
Secretary of State
AUTHENICATICN:   0358870
DATE:  04-04-00

                            Application For Authority

                                       of


                             FUTUREROMANCE.COM, INC.


            Pursuant to Section 1304 of the Business Corporation Law








                                     BLU-39
                                    DRAWD0WN








    Filed By:


    ROBERT E. GREENBERG
    1983 MARCUS AVE., STE. 117
    LAKE SUCCESS, NY 11042

                            Application For Authority
                                       of
                            FUTUREROMANCE.COM, INC.
            Pursuant to Section 1304 of the Business Corporation Law


      TO THE DEPARTMENT OF STATE OF THE STATE OF NEW YORK:


         Application is hereby made by the above-named corporation, a foreign corporation, for authority to do business in the State of New York,


FIRST: The name of the corporation in the Jurisdiction of its incorporation is:
FUTUREROMANCE.COM, INC.

SECOND: The Jurisdiction of its incorporation is the State of New Jersey and the date of its incorporation is: 2-3-00.

THIRD: The business which the corporation proposes to do in the State of New York is, to wit:

         Any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity 9 requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         The aforesaid business is authorized in the Jurisdiction of its incorporation.

FOURTH: The office of the corporation, within the State of New York, is to be located in the County of NASSAU.

FIF7H: The Secretary of State of the State of New York, is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation is: The Corporation, 585 Parkside Blvd., Massapequa, NY 11758.

SIXTH: The corporation has not conducted business in the State of New York.


SEVENTH: Annexed hereto is a certificate of an authorized officer of the Jurisdiction of its incorporation indicating the date of its incorporation and that the corporation is an existing corporation.

         IN WITNESS WHEREOF, this Application For Authority has been subscribed this 7TH day of April, 2000, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

      FUTUREROMANCE.Com, INC.



      s/Deneane Rogers
      ----------------
      Deneane Rogers
      Attorney -in-Fact